First Citizens Banc Corp Annual Shareholder Meeting April 21, 2015 Exhibit 99.1

Cautionary Statement Regarding Forward-Looking Information
Comments made in this presentation include
“forward-looking statements” within the meaning of the Private Securities
Litigation Reform Act of 1995.
Forward-looking statements are subject to numerous assumptions, risks and uncertainties.  Although management believes that the expectations reflected in the forward-looking statements are reasonable, actual results or future events could differ, possibly materially, from those anticipated in these forward-
looking statements.  The forward-looking statements speak only as of the date of this presentation, and First Citizens Banc Corp assumes no duty to update any forward-looking statements to reflect events or circumstances after the date of this presentation, except to the extent required by law.

9
th
Largest Publicly
Traded Commercial
Bank in Ohio
Community Bank
Operating in 11 Ohio
Counties
Commercial Banking
Retail Banking
Wealth Management
Key Facts
(as of 3/31/15)
($ millions)
Assets $1,407.2
Loans $    984.1
Deposits $1,197.3
Market Cap $      86.4
Company Overview

December 31, 2014 December 31, 2013 Change
Balance Sheet
Assets $1,213,191,000 $1,167,546,000 3.91%
Gross Loans $   914,857,000 $ 861,241,000 6.23%
Deposits $   968,918,000 $ 942,475,000 2.81%
Performance
Net Income $       9,528,000 $ 6,179,000 54.20%
Return on Average Assets 0.77% 0.53% 45.28%
Return on Average Equity 8.34% 5.97% 39.70%
Return on Average Tangible
Common Equity 12.44% 9.93% 25.28%
Financial Highlights

Last Year’s Strategy Commitment Long-term Shareholder Value through Growth and Profitability

2014 Company Successes
Completed the placement of $25,000,000 in preferred stock
- strengthening the capital of the company
Opening of Loan Production office in Mayfield Heights
Agreement to acquire TCNB, Dayton, Ohio - growing the
company $100,000,000 and opening a new market
Recognition by SNL Securities for a 61% return in our
common stock for 2014
Consolidation of our brand identity under Civista Bank and
Civista Bancshares, Inc.

Mayfield Heights Office

Dayton Offices Huber Heights Springboro Pike Whipp Road

Sandusky / Akron, Ohio
$556 million in loans
$590 million in deposits
11 branch locations
#1 deposit market share
in Sandusky, Ohio with
~ 43% market share
North Central Ohio
$101 million in loans
$187million in deposits
7 branch locations
~40% deposit market
share
West Central Ohio
$258 million in loans
$192 million in deposits
7 branch locations
23% deposit market
share in the rural
markets
Greater Dayton, Ohio
$78  million in loans
$90 million in deposits
3 branch locations
~1.47% deposit market
share
First Citizens Banc Corp Locations

Target Market Highlights

SNL Financial Recognition Top Returning Bank Stock for Banks Under $100M in Capitalization 2014 Total Return of 61.15%

Stock Recovery from September 2011 Low

Company Rebranding 316 Citizens Banks in the country 16 Citizens in the State of Ohio Citizens/Champaign confusing Identity confusion on the internet Need to set ourselves apart from the others

Company Rebranding Bank Logo

Company Rebranding Logo Extensions

2014 Operating Successes
Grew Loans by $53,600,000
Grew Deposits by $26,400,000
Grew Net Interest Income by $1,892,000
Grew Noninterest Income by $1,812,000
Reduced Noninterest Expense by $1,834,000
Reduced Non-Performing Assets from 2.2% to 1.6% of assets

Peer Leading Net Interest Margin

Non-Interest Metrics and Initiatives
From AB Magazine, November  © 2014 SourceMedia, Inc.. All rights reserved.  Used by permission and protected by the
Copyright Laws of the United States.  The printing, copying, redistribution, or retransmission of this Content without expressed
written permission is prohibited.   *Civista Bank, formerly Citizens and Champaign Banks.
Improving efficiency and operating leverage
Investment in people
*
Revised retirement plan in Q2 2014
reducing net expenses $195 thousand in
2014
Rightsizing branch network
Projected annual cost savings of $450
thousand
Growing fee income platform
Wealth management
~$464 million in AUM
Earned $3.2 million during 2014, a
19% increase from the prior year
Income tax refund processing program
Evaluated / refined our process
over four tax seasons
Specialized payment processing
earned $2.3 million during 2014
Non-Interest Income / Average Assets Net Operating Expense / Average Assets
0.85%
0.89%
0.98%
1.00%
1.12%
2010 2011 2012 2013 2014
2.20%
2.24%
2.31%
2.63%
2.17%
2010 2011 2012 2013 2014

Operating Results
($s in thousands, except per share data)
For the Years Ended December 31,
2010 2011 2012 2013 2014
Net Interest Income $41,461  $41,361  $40,578  $39,974  $41,866
Provision for Loan Losses 17,940  9,800  6,400  1,100  1,500
Noninterest Income 9,154  9,971  11,200  12,062  13,874
Noninterest Expense 35,774  36,727  38,074  43,384  41,550
Net Income (1,268) 3,958  5,579  6,179  9,528
Net Income Available to Common
Shareholders
(2,444) 2,782  4,386  5,020  7,655
Basic EPS per Common Share ($0.32) $0.36  $0.57  $0.65  $0.99
Diluted EPS per Common Share (0.32) 0.36  0.57  0.64  0.85
Return on Average Assets (ROAA) (0.11%) 0.35% 0.49% 0.53% 0.77%
Return on Average Equity (ROAE) (1.27) 3.96  5.36  5.97  8.34

Our Strategy Remains Unchanged
Grow the Company
Grow to spread expenses over a larger base
Cost of Regulation and Compliance
Cost of Technology
Grow to spread Risk
Diversity of markets and customer base
Grow to increase attractiveness of company
Expand and diversify shareholder base
Increase liquidity of stock

Our Strategy Remains Unchanged Grow the Company Leading to Increased Shareholder Value

Our Story to the Investment Community

THANK YOU